Exhibit 32.1
SECTION 906 CERTIFICATION
The undersigned officers of Glowpoint, Inc., a Delaware corporation (the "Company"), do hereby certify, in accordance with 18 U.S.C. Section 1350, as created pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2015
/s/ Peter Holst
Peter Holst
Chief Executive Officer

/s/ David Clark
David Clark
Chief Financial Officer